SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. [    ])

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VALIC COMPANY I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VALIC Company I

International Value Fund

2929 Allen Parkway

Houston, Texas 77019

December 7, 2018

Dear Participant:

We are writing to inform you of a recent sub-adviser change to the Foreign Value Fund (the “Fund”). The Fund is a series of VALIC Company I (“VC I”). At an in-person meeting held on August 6-7, 2018, the Board of Directors of VC I (the “Board”) approved the appointment of Wells Capital Management Incorporated (“WellsCap”) as the sub-adviser for the Fund, pursuant to a new investment sub-advisory agreement between The Variable Annuity Life Insurance Company (“VALIC”) and WellsCap with respect to the Fund. In connection with the appointment of WellsCap, the Board also approved the termination of the existing investment sub-advisory agreement between VALIC and the Fund’s prior sub-adviser, Templeton Global Advisors Limited (“Templeton”). The change became effective on September 10, 2018 (the “Effective Date”).

In connection with the appointment of WellsCap, the Board approved a change in the Fund’s name to the “International Value Fund” and certain changes to the Fund’s principal investment strategies, risks and techniques. These changes became effective on the Effective Date. The replacement of Templeton with WellsCap did not result in an increase to the expenses payable by the Fund. For more information about the Fund’s principal investment strategies, risks and techniques, please refer to the Fund’s prospectus dated October 1, 2018.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Fund and WellsCap and the factors considered by the Board with respect to the approval of the new investment sub-advisory agreement.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

/s/ John T. Genoy
John T. Genoy
President
VALIC Company I

VALIC Company I

2929 Allen Parkway

Houston, Texas 77019

International Value Fund

(the “Fund”)

INFORMATION STATEMENT

REGARDING THE APPOINTMENT OF

SUB-ADVISER FOR THE FUND

You have received this Information Statement because on August 31, 2018, you owned interests in the Fund within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”). You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the decision by the Board of Directors (the “Board” or the “Directors”) of VALIC Company I (“VC I”) to appoint Wells Capital Management Incorporated (“WellsCap”) as the sub-adviser to the Fund, replacing the Fund’s previous sub-adviser, Templeton Global Advisors Limited (“Templeton”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A

PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND

YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

Purpose of the Information Statement

At an in-person meeting held on August 6-7, 2018 (the “Meeting”), the Board, including a majority of the Directors who are not “interested persons” of VC I, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), approved an Investment Sub-Advisory Agreement (the “Sub-Advisory Agreement”) between The Variable Annuity Life Insurance Company (“VALIC”) and WellsCap with respect to the Fund. In connection with the appointment of WellsCap, the Board authorized the termination of the Investment Sub-Advisory Agreement between VALIC and the Fund’s previous sub-adviser, Templeton, upon the effective date of the Sub-Advisory Agreement. In connection with the appointment of WellsCap as the Fund’s new sub-adviser, the Board also approved the change in the Fund’s name from “Foreign Value Fund” to “International Value Fund” and certain changes to the Fund’s principal investment strategies, risks and techniques.

VC I has received an exemptive order from the Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund must provide information to shareholders about a new sub-adviser and the sub-advisory agreement within 90 days of hiring a new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Information Statement is being posted on or about December 7, 2018, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on August 31, 2018 (the “Record Date”) at https://www.valic.com/prospectus-and-reports/ information-statements.

The Adviser and the Fund

VALIC is an investment adviser registered with the SEC and is located at 2929 Allen Parkway, Houston, Texas 77019. Pursuant to an Investment Advisory Agreement between VALIC and VC I, dated January 1, 2002, as amended (the “Advisory Agreement”), VALIC serves as investment adviser to the Fund. The Advisory Agreement was last approved by the Board at an in-person meeting held on August 6-7, 2018. VALIC is an indirect, wholly-owned subsidiary of American International Group, Inc.

Pursuant to the terms of the Advisory Agreement, VALIC acts as adviser for VC I, and each series thereof, and manages the daily business affairs of VC I. VALIC employs sub-advisers, such as WellsCap, who make investment decisions for VC I. The Advisory Agreement further provides that VALIC furnishes office space, facilities, equipment, and personnel adequate to provide the services and pays the compensation of the members of the Board who are “interested persons” of VC I or VALIC. In addition, VALIC monitors and reviews the activities of VC I’s sub-advisers and other third-party service providers and makes changes and/or replacements when deemed appropriate. In addition, VALIC provides comprehensive investment and compliance monitoring, including, among other things, monitoring of each sub-adviser’s performance and conducts reviews of each sub-adviser’s brokerage arrangements and best execution. VALIC also provides the Board with quarterly reports at each regular meeting regarding VC I and each series thereof.

There were no changes to the Advisory Agreement or to VALIC’s advisory fees in connection with the approval of the Sub-Advisory Agreement. For the fiscal year ended May 31, 2018, the Fund paid VALIC advisory fees, before waivers, based on its average monthly net assets pursuant to the Advisory Agreement as follows:

Advisory Fees	% Average Monthly Net Assets
$5,980,498	0.67%

In connection with the appointment of WellsCap, and as set forth in the Fund’s prospectus dated October 1, 2018, the Fund’s principal investment strategies were revised to reflect that the Fund may invest up to 30% of its total assets in emerging market equity securities, and that the Fund will normally invest in common stock, preferred stock, rights, warrants and American Depository Receipts. The Fund’s principal investment strategies were also revised to permit the use of forward foreign currency exchange rate contracts to hedge against the movement in the value of foreign currencies. Additionally, the Fund’s principal risks were revised to include “Large-Cap Company Risk,” “Mid-Cap Company Risk,” “Small-Cap Company Risk,” “Derivatives Risk,” “Hedging Risk,” and “Warrant Risk.”

The Sub-Advisory Agreement

Effective September 10, 2018, and pursuant to the Sub-Advisory Agreement, WellsCap assumed responsibility for the day-to-day management of the Fund. Under the terms of the Sub-Advisory Agreement, and subject to the oversight and review of VALIC, WellsCap (i) manages the investment and reinvestment of the Fund’s assets; (ii) determines in its discretion the securities and other investments to be purchased or sold; (iii) maintains a trading desk and places orders for the purchase and sale of portfolio investments (or arranges for another entity to provide a trading desk and to place orders) with broker dealers selected by WellsCap, subject to its control, direction, and supervision, which may include affiliated brokers or dealers; (iv) keeps records adequately demonstrating compliance with its obligations under the Sub-Advisory Agreement; and (v) renders regular reports to the Board as VALIC and the Board may reasonably request. WellsCap will discharge the foregoing responsibilities subject to the supervision and review of VALIC and the Board and in material conformity with applicable laws and regulations; VC I’s organizational documents, registration statement, prospectus and the investment objectives, policies and restrictions of the Fund; and any applicable procedures adopted by the Board.

The Sub-Advisory Agreement between VALIC and WellsCap contains several material changes to the Investment Sub-Advisory Agreement between VALIC and Templeton, including, but not limited to, (i) the name of the sub-adviser; (ii) the effective date of the agreement; (iii) the amount of the subadvisory fee payable by VALIC to the sub-adviser; (iv) certain confidentiality obligations of VALIC and VC I in the case of the current subadvisory agreement with Templeton; (v) provisions relating to the sub-adviser’s ownership of, and obligations to surrender, books and records produced by the sub-adviser; (vi) the process of obtaining sub-adviser approval of material that refers to the sub-adviser and was prepared for distribution to shareholders; (vii) express terms permitting the sub-adviser’s use of the terms “VALIC” or “VC I” under the Sub-Advisory Agreement; and (viii) terms in the Sub-Advisory Agreement relating to obligations of VALIC to provide certain information to the sub-adviser.

The Sub-Advisory Agreement shall continue in effect for an initial two year term beginning September 10, 2018. Thereafter, the continuance of the Sub-Advisory Agreement must be approved annually in the manner required by the 1940 Act and the rules thereunder. The Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, on not more than 60 days’ nor less than 30 days’ written notice. The Sub-Advisory Agreement will not result in an increase in fees to shareholders of the Fund as VALIC, and not the Fund, is responsible for all fees payable pursuant to the Sub-Advisory Agreement. The Sub-Advisory Agreement is attached to this Information Statement as Exhibit A.

In connection with the approval of the Sub-Advisory Agreement, the Board also approved an Advisory Fee Waiver Agreement (the “Fee Waiver Agreement”) with respect to the Fund. Pursuant to the Fee Waiver Agreement, VALIC is contractually obligated to waive a portion of its advisory fee with respect to the Fund so that the advisory fee rate payable by the Fund to VALIC under the Advisory Agreement is 0.66% on the first $250 million of average daily net assets, 0.61% on the next $250 million of average daily net assets, 0.56% on the next $500 million of average daily net assets and 0.51% on assets over $1 billion.

Based on the Fund’s net assets as of May 31, 2018, the Fund would pay VALIC annual management fees in the amount of $5,852,324, or 0.673% of the Fund’s average daily net assets. Based on the Fund’s net assets as of the same date and the fee schedule under the sub-advisory agreement with Templeton, VALIC would pay Templeton annual fees in the amount of $3,427,958, or 0.394% of the Fund’s average daily net assets, and retain $2,424,366, or 0.279% of the Fund’s average daily net assets. Under the Sub-Advisory Agreement with WellsCap, VALIC would pay WellsCap annual sub-advisory fees of $2,784,366, or 0.32% of average daily net assets, and retain $3,067,958, which would be a 26.5% increase in the amount retained by VALIC. However, with the Fee Waiver Agreement in place, in addition to the Sub-Advisory Agreement, VALIC would waive $608,592 in a one-year period and retain $2,459,366, or 0.283% of the Fund’s average daily net assets. This amount represents a 1.4% increase in the management fees that would be retained by VALIC over amounts that would have been retained under the fee arrangements in place with Templeton serving as sub-adviser.

The sub-advisory fees paid to WellsCap and advisory fees retained by VALIC are hypothetical and designed to help you understand the potential effects of the Sub-Advisory Agreement. The actual fees paid to WellsCap and the actual advisory fees retained by VALIC may be different due to fluctuating asset levels and a variety of other factors.

Factors Considered by the Board of Directors

At the Meeting, the Board, including the Independent Directors, approved the Sub-Advisory Agreement between VALIC and WellsCap with respect to the Fund. In connection with the approval of the Sub-Advisory Agreement with WellsCap, the Board approved the termination of the existing Investment Sub-Advisory Agreement with Templeton with respect to the Fund.

In connection with the approval of the Sub-Advisory Agreement, the Board, including the Independent Directors, received materials relating to certain factors the Board considered in determining whether to approve the Sub-Advisory Agreement. Those factors included: (1) the nature, extent and quality of the services to be provided to the Fund by WellsCap; (2) the sub-advisory fees proposed to be charged in connection with WellsCap’s management of the Fund, compared to sub-advisory fee rates of a group of funds with similar investment objectives, as selected by an independent third-party provider of investment company data (“Sub-advisory Expense Group/Universe”) and fee rates of other comparable funds and accounts managed by WellsCap; (3) the investment performance of a group of comparable funds as selected by an independent third-party provider of investment company data (“Performance Group”), and the performance of a comparable fund managed by WellsCap; (4) the costs of services and the benefits potentially to be derived in connection with the Sub-Advisory Agreement; (5) whether the Fund will benefit from possible economies of scale from engaging WellsCap; (6) information regarding WellsCap’s brokerage and trading practices and compliance and regulatory history; and (7) the terms of the proposed Sub-Advisory Agreement.

In considering whether to approve the Sub-Advisory Agreement, the Board also took into account a presentation made at the Meeting by members of management as well as a presentation made by representatives from WellsCap who responded to questions posed by the Board and management. The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of approval of the Sub-Advisory Agreement. The matters discussed below were also considered separately by the Independent Directors in executive sessions with their independent legal counsel, at which no representatives of management were present.

Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of services to be provided to the Fund by WellsCap. The Board reviewed information provided by WellsCap relating to its operations and personnel. The Board also took into account their knowledge of WellsCap’s management, operations and the quality of their performance based on the Board’s experiences with WellsCap, which also manages certain other series of VCI. The Board also noted that WellsCap’s management of the Fund will be subject to the oversight of VALIC and the Board, and must be made in accordance with the investment objectives, policies and restrictions set forth in the Fund’s prospectus and statement of additional information.

The Board considered information provided to them regarding the services to be provided by WellsCap. The Board noted that WellsCap will (i) manage the investment and reinvestment of the Fund’s assets; (ii) determine in its discretion the securities and other investments to be purchased or sold; (iii) maintain a trading desk and place orders for the purchase and sale of portfolio securities (or arrange for another entity to provide a trading desk and to place orders) with brokers or dealers selected by WellsCap, subject to its control, direction, and supervision, which may include affiliated brokers or dealers; (iv) keep records adequately demonstrating compliance with its obligations under the Sub-Advisory Agreement; and (v) render regular reports to the Board as VALIC and the Board may reasonably request. The Board reviewed WellCap’s history and investment experience as well as information regarding the qualifications, background and responsibilities of WellsCap’s investment, compliance and other personnel who would provide services to the Fund. The Board also reviewed WellsCap’s brokerage practices. The Board also noted that it received information on WellsCap’s financial condition and the compliance function of WellsCap. The Board also considered WellsCap’s risk management processes and regulatory history, including information regarding whether it was currently involved in any regulatory actions or investigations as well as material litigation that may affect its ability to service the Fund.

The Board concluded that the scope and quality of the sub-advisory services to be provided by WellsCap were expected to be satisfactory and that there was a reasonable basis to conclude that WellsCap would provide a high quality of investment services to the Fund.

Fees and Expenses; Investment Performance. The Board noted that the sub-advisory fee rate payable with respect to the Fund would decline as a result of the change in sub-adviser. The Board considered information received regarding the sub-advisory fees paid with respect to the Fund for sub-advisory services compared against the sub-advisory fees of the funds in the Fund’s Sub-advisory Expense Group/Universe. The Board also considered expense information of comparable funds managed by WellsCap and the standard fee schedule charged by the WellsCap team; however, the Board noted that WellsCap served as the investment adviser to a comparable fund, as well as other circumstances of WellsCap’s relationships with the comparable funds that led to fee schedules that were different from the proposed fee schedule with respect to the Fund. The Board also noted that VALIC negotiated the sub-advisory fee with WellsCap at arm’s length, and that sub-advisory fees may vary widely for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs.

The Board also considered that the sub-advisory fees will be paid by VALIC out of the advisory fees it receives from the Fund and that the sub-advisory fees are not paid by the Fund. The Board also took into account that management was requesting that the Board approve the Fee Waiver Agreement between VALIC and VC I under which VALIC will waive a portion of its management fee with respect to the Fund. Therefore, the Board considered that the appointment of WellsCap will result in a reduction of the management fee paid by the Fund to VALIC.

The Board considered that the proposed sub-advisory fee payable to WellsCap is below the medians of the Fund’s Sub-advisory Expense Group/Universe, while the sub-advisory fee rate paid to Templeton was above the medians of the Fund’s Sub-advisory Expense Group/Universe, in each case based on the Fund’s assets as of May 31, 2018. The Board also considered that the sub-advisory fee rate payable to WellsCap contains breakpoints. The Board also took account of management’s discussion of the Fund’s proposed sub-advisory fees and concluded in light of all factors considered that such fees were reasonable.

The Board also received and reviewed information regarding the Fund’s investment performance compared against the Performance Group as of the period ended May 31, 2018. The Board also considered the performance of a proprietary fund managed by WellsCap using a similar investment strategy as that which WellsCap will use to manage the Fund. The Board noted that such comparable fund outperformed the Fund for the one-, three- and five-year periods ended May 31, 2018.

Cost of Services and Indirect Benefits/Profitability. The Board considered the cost of services and profits expected to be realized in connection with the Sub-Advisory Agreement. The Board was previously apprised that VALIC generally reviews a number of factors in determining appropriate sub-advisory fee levels. Such factors may include a review of (1) style class peers primarily within the variable annuity and qualified plan universe; (2) key competitor analysis; (3) analysis of the strategies managed by the sub-advisers; (4) product suitability; and (5) special considerations such as competitor sub-account characteristics, uniqueness of the product and prestige of the manager.

The Board considered that the sub-advisory fee payable by VALIC with respect to the Fund would be reduced as a result of the replacement of Templeton with WellsCap. The Board also noted that VALIC would waive a portion of its management fee if the Sub-Advisory Agreement is approved. The Board, therefore, reviewed information provided by VALIC with respect to the expected impact on its profitability if WellsCap is retained as the Fund’s sub-adviser. The Board also considered that the sub-advisory fee rate was negotiated with WellsCap at arm’s length. In considering the anticipated profitability to WellsCap in connection with its relationship to the Fund, the Directors noted that the fees under the Sub-Advisory Agreement will be paid by VALIC out of the advisory fees that VALIC will receive from the Fund.

In light of all the factors considered, the Directors determined that the anticipated profitability to VALIC was reasonable. The Board also concluded that the anticipated profitability of WellsCap from its relationship with the Fund was not material to their deliberations with respect to consideration of approval of the Sub-Advisory Agreement.

Economies of Scale. For similar reasons as stated above with respect to WellsCap’s anticipated profitability and its costs of providing services, the Board concluded that the potential for economies of scale in WellsCap’s management of the Fund are not a material factor to the approval of the Sub-Advisory Agreement, although the Board noted that the Fund has breakpoints at the sub-advisory fee level.

Terms of the Sub-Advisory Agreement. The Board reviewed the terms of the Sub-Advisory Agreement including the duties and responsibilities to be undertaken. The Board noted that the terms of the Sub-Advisory Agreement and the terms of the prior sub-advisory agreement with Templeton are substantially similar, except that the Sub-Advisory Agreement differs in: (i) the name of the sub-adviser; (ii) the effective date of the agreement; (iii) the amount of the sub-advisory fee payable by VALIC to the sub-adviser; (iv) certain confidentiality obligations of VALIC and VC I in the case of the current sub-advisory agreement with Templeton; (v) provisions relating to the sub-adviser’s ownership of, and obligations to surrender, books and records produced by the sub-adviser; (vi) the process for obtaining sub-adviser approval of material that refers to the sub-adviser and was prepared for distribution to shareholders; (vii) express terms permitting the sub-adviser’s use of the terms “VALIC” or “VC I” under the Sub-Advisory Agreement; and (viii) terms in the Sub-Advisory Agreement relating to obligations of VALIC to provide certain information to the sub-adviser. The Board concluded that the terms of the Sub-Advisory Agreement were reasonable.

Conclusions. In reaching its decision to approve the Sub-Advisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered. Each Director may have contributed different weight to the various factors. Based upon the materials reviewed, the representations made and the considerations described above, and as part of their deliberations, the Board, including the Independent Directors, concluded that WellsCap possesses the capability and resources to perform the duties required of it under the Sub-Advisory Agreement.

Information about WellsCap

WellsCap is a registered investment adviser that provides investment advisory services for registered mutual funds, company retirement plans, foundations, endowments, trust companies, and high net-worth individuals. WellsCap is a wholly-owned subsidiary of Wells Fargo Asset Management Holdings, LLC and is indirectly wholly-owned by Wells Fargo & Company, a publicly listed company. As of September 30, 2018, WellsCap had approximately $377.6 billion in assets under management. No Director of VC I has owned any securities, or has had any material interest in, or a material interest in a material transaction with, WellsCap or its affiliates since the beginning of the Fund’s most recent fiscal year. No officers or Director of the Fund are officers, employees, directors or shareholders of WellsCap.

The following chart lists the principal executive officers of WellsCap and their principal occupations. The business address of each officer is 525 Market Street, 10th Floor, San Francisco, California 94105.

Name	Position with WellsCap and Principal Occupation
Kirk D. Hartman	President and Chief Investment Officer
Sallie C. Squire	Executive Vice President and Chief Administrative Officer
Karen L. Norton	Senior Vice President and Chief Operating Officer
Francis J. Baranko	Senior Vice President and Chief Equity Officer
Siobhan C. Foy	Senior Vice President and Chief Compliance Officer
Andrew J. Hunt	Senior Vice President and Co-Head Fixed Income
Lyle J. Fitterer	Vice President, Co-Head Fixed Income and Senior Portfolio Manager
Nicolass F. Marais	Executive Vice President and Head of Multi Asset Solutions

WellsCap provides investment advisory or sub-advisory services, as applicable, to the mutual funds listed below, which have investment strategies or objectives similar to that of the Fund. While the investment strategies or objectives of the mutual funds listed below may be similar to that of the Fund, the nature of services provided by WellsCap may be different. As a sub-adviser, WellsCap may perform a more limited set of services and assume fewer responsibilities for the Fund than it does for certain funds listed below.

As of September 30, 2018
Comparable Fund	Sub-Advisory Fee (% of average daily net assets)	Assets Under Management (millions)

Wells Fargo International Equity Fund	0.45% on the first $200 million	$477.1
Wells Fargo Diversified International Fund	0.40% of assets over $200 million	36.4
Wells Fargo VT International Equity Fund		93.0

External Sub-Advised Fund #1	0.32% on the first $500 million 0.27% on the next $500 million 0.23% of assets over $1 billion	429.6

Other Service Agreements

VC I has entered into an Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) with SunAmerica Asset Management, LLC (“SunAmerica”) to provide certain accounting and administrative services to the Fund. VC I has also entered into a Master Transfer Agency and Service Agreement (the “MTA”) with VALIC Retirement Services Company (“VRSCO”) to provide transfer agency services to the Fund, which include shareholder servicing and dividend disbursement services. For the fiscal year ended May 31, 2018, pursuant to the Administrative Services Agreement and MTA, the Fund paid $598,244 and $2,976 to SunAmerica and VRSCO, respectively.

SunAmerica, the Fund’s administrator, and AIG Capital Services, Inc. (“ACS”), the Fund’s principal underwriter, are located at Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, New Jersey 07311. VRSCO, the Fund’s transfer agent, is located at 2929 Allen Parkway, Houston, Texas 77019. SunAmerica, VRSCO and ACS are affiliates of VALIC. The approval of the Sub-Advisory Agreement did not affect the services provided to the Fund by SunAmerica, VRSCO or ACS.

Brokerage Commissions

The Fund did not pay brokerage commissions to affiliated broker-dealers for the fiscal year ended May 31, 2018.

ANNUAL REPORTS

Copies of the most recent annual and semi-annual reports to shareholders may be obtained without charge if you:

•	write to:

Kathleen D. Fuentes, Secretary

VALIC Company I

Harborside 5

185 Hudson Street

Suite 3300

Jersey City, New Jersey 07311

•	call (800) 448-2542

•	visit VALIC’s website at www.valic.com

SHAREHOLDER PROPOSALS

The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Kathleen D. Fuentes, Vice President and Secretary of VALIC Company I, Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, New Jersey 07311.

OWNERSHIP OF SHARES

As of the Record Date, there were approximately 79,593,846 shares of the Fund outstanding. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract or Plan, or interests therein, representing more than 5% of the outstanding shares of the Fund. The Directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the Fund’s shares as of the Record Date.

EXHIBIT A

AMENDMENT NO. 1

TO

INVESTMENT SUB-ADVISORY AGREEMENT

This AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT is dated as of September 10, 2018, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas Corporation (the “Adviser”), and WELLS CAPITAL MANAGEMENT INCORPORATED (the “Sub-Adviser”).

W I T N E S S E T H:

WHEREAS, the Adviser and VALIC Company I (the “Corporation”), have entered into an Investment Advisory Agreement dated as of January 1, 2002, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation, and pursuant to which the Adviser may delegate one or more of its duties to a sub-adviser pursuant to a written sub-advisory agreement; and

WHEREAS, the Adviser and Evergreen Investment Management Company, LLC (“Evergreen”) entered into an Investment Sub-Advisory Agreement dated December 31, 2008 (the “Sub-Advisory Agreement”), pursuant to which Evergreen furnished investment advisory services to certain series (the “Funds”) of the Corporation, as listed on Schedule A of the Sub-Advisory Agreement; and

WHEREAS, Evergreen and WellsCap entered into an Assignment and Assumption Agreement, dated April 1, 2010, pursuant to which Evergreen transferred to WellsCap, and WellsCap assumed, all of Evergreen’s rights, duties and responsibilities under the Sub-Advisory Agreement; and

WHEREAS, the Adviser and the Sub-Adviser wish to amend and restate Schedule A to the Sub-Advisory Agreement as attached hereto; and

WHEREAS, the Board of Directors of the Corporation has approved this Amendment to the Sub-Advisory Agreement and it is not required to be approved by the shareholders of the Funds.

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1.	Schedule A to the Sub-Advisory Agreement is hereby amended and restated as attached hereto.

2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.

Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Sub-Advisory Agreement shall remain unchanged and shall continue to be in full force and effect.

4.	Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Sub-Advisory Agreement.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	/s/ Thomas M. Ward
Name: Thomas M. Ward
Title: Vice President

WELLS CAPITAL MANAGEMENT
INCORPORATED

By:	/s/ Krista Wenzlow
Name: Krista Wenzlow
Title: Client Service Manager

SCHEDULE A

Portfolio(s)	Annual Fee (as a percentage of the average daily net assets the Subadviser manages in the Portfolio)

International Value Fund (formerly, the Foreign Value Fund)	0.35% on the first $500 million 0.28% on the next $500 million 0.27% above $1 billion

Small Cap Special Values Fund	0.60% on the first $100 million 0.50% above $100 million

VALIC COMPANY I

2929 Allen Parkway

Houston, Texas 77019

International Value Fund

(the “Fund”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this

Notice is available at

https://www.valic.com/prospectus-and-reports/information-statements

This Notice is to inform you that an information statement (the “Information Statement”) regarding a change to the Fund’s sub-advisory arrangements is now available at the website referenced above. The Fund is a series of VALIC Company I (“VC I”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about the changes.

As discussed in the Information Statement, at an in-person meeting held on August 6-7, 2018, the Board of Directors (the “Board”) of VC I, including a majority of the directors who are not “interested persons” of VC I, as defined in the Investment Company Act of 1940, as amended (the “Independent Directors”), approved an Investment Sub-Advisory Agreement (the “Sub-Advisory Agreement”) between The Variable Annuity Life Insurance Company (“VALIC”) and Wells Capital Management Incorporated (“WellsCap”) with respect to the Fund. In connection with the appointment of WellsCap, the Board authorized the termination of the Investment Sub-Advisory Agreement between VALIC and the Fund’s previous sub-adviser, Templeton Global Advisors Limited (“Templeton”), upon the effective date of the Sub-Advisory Agreement.

VC I has received an exemptive order from the U.S. Securities and Exchange Commission which allows VALIC, subject to certain conditions, to enter into and materially amend sub-advisory agreements without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund will provide information to shareholders about the new sub-adviser and the sub-advisory agreement within 90 days of the hiring of any new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Notice is being mailed on or about December 7, 2018, to all participants in a contract who were invested in the Fund as of the close of business on August 31, 2018. A copy of the Information Statement will remain on our website until at least December 7, 2019, and shareholders can request a complete copy of the Information Statement until that time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing VC I at P.O. Box 15648, Amarillo, TX 79105-5648 or by calling 1-800-448-2542. You may also have an electronic copy of the Information Statement sent to you without charge by sending an email request to the Fund at forms.request@valic.com. You can request a complete copy of the Information Statement until December 7, 2019. To ensure prompt delivery, you should make your request no later than that time. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.